CONSENT OF
BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION

The Board of Directors
Searchlight Minerals Corp.

We consent to the incorporation by reference in the Registration Statement on Form S-1/A of Searchlight Minerals Corp., of our report dated March 10, 2009, with respect to the consolidated balance sheets of Searchlight Minerals Corp., as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2008.

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION

Bakersfield, California
May 7, 2009